Exhibit 1


                       Directors and Executive Officers of
                The Fairchild Corporation and RHI Holdings, Inc.


          Information with respect to each of the directors and executive officers of TFC and RHI is set forth below. The business address of each such director or executive officer is 300 West Service Road, Chantilly, VA 20153. All directors and executive officers are citizens of the United States, except Mr.
Steiner, who is a citizen of Austria, and Mr. Moskovic, who is a citizen of
France.


Executive Officers of TFC
-------------------------

Name                              Title
----                              -----

Michael T. Alcox                  Vice President

Robert D. Busey                   Vice President

Colin M. Cohen                    Chief Financial Officer and
Senior Vice
                                  President, Business Development
and Finance

John L. Flynn                     Senior Vice President, Tax

Harold R. Johnson                 Senior Vice President, Business
Development

Robert H. Kelley                  Vice President, Employee Benefits

Jeffrey P. Kenyon                 Vice President, Finance and
Planning

Donald E. Miller                  Senior Vice President, General
Counsel and
                                  Secretary

Jacques S. Moskovic               Senior Vice President

Karen L. Schneckenburger          Vice President and Treasurer

Eric I. Steiner                   Executive Vice President and
Chief Operating
                                  Officer

Jeffrey J. Steiner                Chief Executive Officer and
President

Directors of TFC                  Present Principal Occupation
----------------                  ----------------------------

Name
----

Michael T. Alcox                  *

Melville R. Barlow                Retired

Mortimer M. Caplin                Senior Member, Caplin &
                                  Drysdale (attorneys), 1 Thomas
Circle, N.W.,
                                  Washington, D.C. 20005

Colin M. Cohen                    *

Philip David                      Retired

Harold J. Harris                  President, Wm. H. Harris, Inc.
(retailer),
                                  641 Bald Hill Road, Warwick, RI
02886

Samuel J. Krasney                 Managing Partner, ABBA Capital
Enterprises
                                  (investments), 25700 Science Park
Drive,
                                  Ste. 300,
                                  Cleveland, OH  44122

Daniel Lebard                     Chairman of the Board, Daniel
Lebard
                                  Management Development SA
(consulting),
                                  20, Avenue Kleber, F75
                                  116 Paris, France

Herbert S. Richey                 Retired

Robert A. Sharpe II               Executive Vice President and
Chief
                                  Financial Officer of
                                  Fairchild Fasteners, a
                                  division of Fairchild
                                  Holding Corp., a wholly
                                  owned subsidiary of RHI

Eric I. Steiner                   *

Jeffrey J. Steiner, Chairman      *

Executive Officers of RHI
-------------------------

Name                              Title
----                              -----

Robert D. Busey                   Vice President

Colin M. Cohen                    Vice President and Chief
Financial Officer

Roy Crosley                       Vice President

John L. Flynn                     Vice President

Donald E. Miller                  Vice President and Secretary

Karen L. Schneckerburger          Vice President and Treasurer

Jeffrey J. Steiner                President and Chief Executive
Officer

Directors of RHI
----------------

Name                              Present Principal Occupation
----                              ----------------------------

Colin M. Cohen                    *

Irving Levine                     President and Chairman, The
Copley Fund, Inc.
                                  (management investment), P.O. Box
3287, 315
                                  Pleasant Street, Fall River, MA
02722

Jeffrey J. Steiner                *



* Indicates director is an executive officer of TFC or RHI or both, which position is his present principal employment.